Exhibit 99.2

Financial Results FYE 2015 & 4Q 2015

2 Forward-Looking Statements This presentation contains “forward-looking statements” concerning First BanCorp’s (the “Corporation”) future economic performance. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation and FirstBank Puerto Rico (“FirstBank” or “the Bank”) will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “FED”) and the order dated June 2, 2010 (the “Order”)that FirstBank entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent and non-performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s inability to receive approval from the FED to receive dividends from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States’ financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; the impact on the Corporation’s results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; risks that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices and cost of operations; and general competitive factors and industry consolidation. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject.

Agenda Fiscal Year & Fourth Quarter 2015 Highlights Aurelio Alemán, President & Chief Executive Officer Fiscal Year & Fourth Quarter 2015 Results of Operations Orlando Berges, Executive Vice President & Chief Financial Officer Questions & Answers 3

Fiscal Year 2015 & Fourth Quarter Results Key Highlights 4

Fiscal Year 2015 Highlights During 2015 the Corporation achieved significant milestones in its successful turnaround strategy: Recognized an income tax benefit of $302.9 million in the Q4 2014 related to the reversal of a significant portion of the valuation allowance recorded against the deferred tax assets of FirstBank. Received notification from the FDIC that the Consent Order under which FirstBank had been operating since 2010 was terminated effective April 2015. Acquired 10 Puerto Rico branches of Doral Bank, assumed approximately $522 million in deposits related to such branches and purchased approximately $325 million in performing residential mortgage loans through an alliance with a local bank. First BanCorp released its 2015 Dodd -Frank Act Stress Testing Results which show that even in a severely adverse economic environment capital ratios exceed both the regulatory minimum required ratios mandated under Basel III and the well-capitalized thresholds throughout the nine-quarter time horizon. Completed a bulk sale of commercial and construction loans with a book value of $147.5 million, comprised mostly of non-performing and adversely classified loans. The Corporation originated and renewed $3.4 billion in loans across its diversified geographies and lines of business. Year-over-year improvement in operating metrics: Total NPAs declined by $107 million in 2015 and Inflows to nonperforming decreased $133 million compared to 2014 Deposits, net of government and brokered, increased $472 million compared to 2014, Puerto Rico deposits increased $685 million. Brokered certificates of deposit (CDs) decreased by $790 million during 2015. Achieved important market share gains in deposits, branches, mortgages, POS, ATM’s and transaction services while sustaining our loan portfolios share in main market. Solidified our presence in Florida and Eastern Caribbean markets. Net Income of $21.3 million compared to $393.9 million in 2014, which included the $302.9 million impact of the DTA. Non-GAAP pre-tax income adjusted for items not arising from normal operation and certain unusual items increased to $101.6 million in 2015 from $98.6 million in 2014. Due to the macro events in Puerto Rico, financial results were adversely impacted through OTTI adjustments and increased provisioning on government related exposure during the second half of 2015. 5

6 Profitability RNet income of $15.0 million, or $0.07 per diluted share, compared to $14.8 million in 3Q 2015. Net interest income & non interest income (excluding one time items) increased compared to 3Q 2015. Adjusted pre-tax, pre-provision income of $50.6 million, compared to $50.5 million for 3Q 2015. Asset Quality Total NPAs declined by $7.3 million; NPAs/assets 4.85% as of December 31, 2015. Inflows to nonperforming of $42.0 million compared to $50.8 million in 3Q 2015. Provision for loan and lease losses of $33.6 million. Provision increased by $2.4 million due largely to a $19.2 million increase in the reserve for qualitative adjustment factors related to Puerto Rico Government exposure. Core Deposits Deposits, net of government and brokered, remained relatively flat at $6.7 billion with a slight decline in Florida and the Virgin Islands. Total cost of deposits, net of brokered, increased 1 basis point to 0.62%. Brokered certificates of deposit (CDs) decreased by $170.6 million in 4Q 2015. Government deposits declined by $169.6 million as expected in 4Q 2015. Capital 4Q 2015 capital position: Total Risk Based Capital Ratio of 20.0%; Tier 1 Ratio Risk Based Capital Ratio of 16.9%; and Leverage Ratio of 12.2%. Book value per common share of $7.71 compared to $7.74 in 3Q 2015. Tangible book value per common share of $7.47 compared to $7.50 in 3Q 2015.

Fourth Quarter & FY2015 Highlights: Loan Portfolio

1 First BanCorp

Loan Portfolio ($ millions) | **Loan Originations* ($ millions)**



$9,339
77
4,145
123
1,983
3,011
$9,567
82
4,092
124
1,937
3,332
$9,298
80
3,870
121
1,899
3,328
$9,337
35
3,946
164
1,862
3,330
$9,310
36
3,946
156
1,827
3,345
4Q 2014
1Q 2015
2Q 2015
3Q 2015
4Q 2015
$891
490
12
235
154
$777
398
9
221
153
$866
420
14
235
197
$854
437
4
234
179
$880
447
4
231
174
4Q 2014
1Q 2015
2Q 2015
3Q 2015
4Q 2015
Residential Mortgage
Consumer & Finance Leases
Construction
Commercial
Loans HFS

Despite a challenging market environment, we continue to achieve results through our regional diversification:

Fourth Quarter:

- Commercial portfolio remained stable despite a $20 million transfer to OREO due to an increase in origination volume.
- $15.8 million increase in the residential mortgage loan portfolio primarily reflected in the Florida region.
- Solid origination and renewal activity of $880 million continues to sustain our loan portfolio levels.

Fiscal Year 2015:

- Performing loan portfolio grew 1% year-over-year.
- Puerto Rico loan portfolio contracted 3% in 2015, due in large part to the bulk sale transaction.
- Florida loan portfolio grew 15% and VI loan portfolio increased 13% compared to 2014.
- Solidified 2nd position in mortgage originations in Puerto Rico improving from 16% at FYE 2014 to 20% market share in FYE 2015.

* *Including refinancing and draws from existing revolving and non-revolving commitments.*

7

Fourth Quarter & FY2015 Highlights: Deposit Mix

1First BanCorp

Core Deposits* ($ millions)



$6,597
401
2,092
1,263
2,841
$7,269
451
2,225
1,390
3,203
$7,174
495
2,194
1,346
3,139
$7,449
743
2,189
1,438
3,079
$7,241
573
2,227
1,360
3,081
4Q 2014
1Q 2015
2Q 2015
3Q 2015
4Q 2015
Retail
Commercial
CDs & IRAs
Public Funds

Total Deposit Composition (%)



Brokered CDs 22%
Non-Interest Bearing 14%
Interest Bearing 64%

Core deposits stable; continue reducing reliance on brokered deposits

Fourth Quarter:

- Non-brokered deposits, excluding government deposits, decreased $38 million in 4Q 2015 .
- Reduced reliance on brokered deposits by $171 million compared to 3Q 2015.
- As previously reported, in 3Q 2015, we received $183.5 million in temporary deposits from a municipal agency related to property tax collections. As expected, these deposits were reduced by $137.2 million during 4Q 2015.

Fiscal Year 2015:

- Non-brokered deposits, excluding government deposits, increased $471 million compared to 2014.
- Reliance on brokered deposits declined $790 million in 2015.
- Puerto Rico non-brokered deposits, excluding government deposits, increased $685 million compared to 2014.
- Non-interest bearing deposits increased to 14% of total deposits compared to 10% at the end of 2014.

** Core deposits are total deposits excluding brokered CDs.*

8

Fourth Quarter 2015 Highlights: PR Government Exposure

1 First BanCorp

($ in millions)

- Total outstanding exposure to the Puerto Rico Government was $382 million with a book value of $361 million as of 4Q 2015, down from $371 million as of 3Q 2015.
  - Investment portfolio outstanding principal of $65.6 million, being carried on books at $28.2 million.
  - Largest government exposure to municipalities supported by assigned tax revenues.
- In addition, there is $129 million of indirect exposure to the Tourism Development Fund supporting hotel projects.
  - Any inability of the TDF to honor its payment guaranty, for which it has been making payments since 2012, may result in an adverse impact to asset quality metrics.
  - Government tax revenues generated on these projects continue to substantially exceed payments made by the TDF.
- During 4Q 2015, we recorded a $19.2 million increase in provision for loan losses related to adjustments to qualitative factors applied to direct and indirect commercial loans extended to the Puerto Rico Government (excluding loans to municipalities). We also increased the specific reserve by $1.4 million for an impaired government exposure.

Government Unit	Source of Repayment		Total Outstanding
Investment Portfolio			$ 49.7
Central Government:			$ 18.9
2 loans	Commonwealth Appropriations	11.9	
	CRE & Commonwealth Appropriation:	7.0	
Public Corporations:			$ 92.6
2 loans	PREPA Fuel Line	71.1	
	CRE - Operating Revenues	21.5	
Municipalities:			$ 199.5
10 loans	Property Tax Revenues	199.5	
Total Direct Government Exposure			**$ 360.7**

Government Unit	Time Deposits	Transaction Accounts	Total
Municipalities	$ 19.1	$ 109.1	$ 128.2
Municipal Agency	-	46.3	46.3
Public Agencies	30.7	174.9	205.6
Public Corporations	-	6.2	6.2
Total Deposits	**$ 49.8**	**$ 336.5**	**$ 386.3**

9

10 Fourth Quarter ResultsResults of Operations

Results of Operations: Fourth Quarter Financial Highlights

1 First BanCorp

($ in thousands, except per share data)

	4Q 2015	3Q 2015	Variance	4Q 2014
Interest income	$ 151,640	$ 149,812	$ 1,828	$ 158,293
Interest expense	26,427	24,883	1,544	29,141
Net interest income	125,213	124,929	284	129,152
Provision for loan and lease losses	33,633	31,176	2,457	23,872
Non-interest income	19,201	18,989	212	18,065
Loss on investments & impairments	(3,033)	(231)	(2,802)	(172)
Gain on sale of merchant business	7,000	-	7,000	-
Total non-interest income	23,168	18,758	4,410	17,893
Personnel expense	39,176	37,284	1,892	33,854
Occupancy and equipment expense	14,639	15,248	(609)	14,763
Insurance and supervisory fees	8,775	6,590	2,185	7,864
REO expense	3,941	4,345	(404)	3,655
Other operating expenses	29,495	29,810	(315)	33,583
Total non-interest expense	96,026	93,277	2,749	93,719
Pre-tax income (loss)	18,722	19,234	(512)	29,454
Income tax (expense) benefit	(3,755)	(4,476)	721	301,324
Net income (loss)	**$ 14,967**	**$ 14,758**	**$ 209**	**$ 330,778**

Select Financial Information				
Adjusted Pre-tax, pre-provision income	$ 50,631	$ 50,497	$ 134	$ 50,687
Fully diluted EPS	$ 0.07	$ 0.07	$ -	$ 1.56
Book value per share	$ 7.71	$ 7.74	$ (0.03)	$ 7.68
Tangible book value per share	$ 7.47	$ 7.50	$ (0.03)	$ 7.45
Common stock price	$ 3.25	$ 3.56	$ (0.31)	$ 5.87
Net Interest Margin (GAAP)	4.07%	4.19%	(0.12%)	4.18%
Efficiency ratio	64.7%	64.9%	(0.20%)	63.7%

11

12 Key Highlights Net Interest Income ($ millions) $129.2 $125.6 $126.5 $124.9 $125.2 4.18% 4.18% 4.18% 4.19% 4.07% 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 Net Interest Income ($) Net Interest Margin (GAAP %) Net interest income increased $0.3 million in 4Q 2015. This increase was mainly due to: oA $1.5 million increase in interest income on securities driven by lower prepayments; and oA $1.3 million increase in interest income on commercial and construction loans. This increase was partially offset by: oA $1.0 million decrease in interest income on consumer loans driven by the $38.2 million decrease in the average volume of loans, primarily auto loans. oA $1.5 million decrease in interest expense primarily driven by: oa $0.4 million increase in interest expense on non-brokered CDs, primarily associated with the $68.8 million increase in the average balance; oa $0.4 million increase in interest expense related to the $130.0 million of FHLB; and oa $0.4 million increase in interest expense on brokered CDs. GAAP NIM decreased 12 basis points to 4.07% largely driven by the $405 million increase in average of cash and money market investments. Results of Operations: NET INTEREST INCOME

13 Key Highlights Cost of Deposits (%) 0.81% 0.77% 0.73% 0.74% 0.75% 0.70% 0.66% 0.61% 0.61% 0.62% 0.50% 0.60% 0.70% 0.80% 0.90% 1.00% 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 Interest Bearing Deposits (%) Total Deposits (%) Cost of total deposits, excluding brokered CDs, increased 1 basis point to 0.62%. The average rate paid on non-brokered interest-bearing deposits increased by 1 basis point to 0.75% during the 4Q. Brokered CDs declined by $170.6 million during 4Q 2015. Results of Operations: COST OF FUNDS

14 Key Highlights Non-Interest Income* ($ millions) 4.2 4.6 5.2 5.1 5.5 4.5 3.6 4.8 4.3 4.6 9.3 11.1 10.1 9.4 9.2 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 Other Mortgage Banking Service Charges on Deposits* Non interest income excludes equity losses of unconsolidated entities, OTTI, HFS bulk sale impact and bargain purchase gain. Excluding the $3.0 million OTTI charge on Puerto Rico Government debt securities and the $7.0 million pre-tax gain on sale of merchant business, adjusted non-interest income increased $0.4 million, due to: oA $0.3 million increase in revenues on mortgage banking; oA $0.4 million increase in service charges on deposit accounts; and oA $0.2 million decline due to a decrease in fees from merchant transactions due to the sale of merchant contracts to Evertec, offset by an increase in credit/debit cards and ATM fees. $19.2 $17.9 $19.3 Results of Operations: NON-INTEREST INCOME $20.1 $18.8

Results of Operations: OPERATING EXPENSES

1First BanCorp

($ in millions)	4Q 2015	3Q 2015	% Change
Credit related expenses	$ 7.3	$ 6.6	10%
Compensation & benefits	37.0	37.3	-1%
Occupancy & equipment	14.6	15.2	-4%
Credit & debit card processing expenses	4.0	4.3	-7%
Taxes other than income	3.5	3.1	13%
Other professional fees	2.9	3.9	-27%
Deposit insurance prem & supervisory	8.8	6.6	33%
Business promotion	4.3	4.1	6%
All other expenses	11.5	12.2	-6%
Non-GAAP operating expenses	**$ 93.8**	**$ 93.3**	**1%**
Voluntary early retirement program	2.2	-	
Total operating expenses, as reported	**$ 96.0**	**$ 93.3**	**3%**

- Non-interest expenses increased by $2.7 million in 4Q 2015 to $96.0 million. Excluding non-recurring expense of 2.2 million related to the voluntary early retirement program reflected in employees' compensation and benefits, non-interest expenses increased by $0.5 million, due to:
  - A $2.2 million increase in the FDIC insurance premium expense as the 2014 fourth quarter earnings rolled out of the core earnings to average assets ratio component of the assessment that considers four quarters of earnings; and
  - A $0.4 million increase in the sales and use tax expense, primarily as a result of the new 4% sales and use tax.
- This reduction was partially offset by a reduction of $0.6 million in occupancy and equipment and a $0.5 million decrease in printing and mailing costs.

15

16 Non-Performing Assets ($ millions) Total non-performing loans, including non-performing loans held for sale, decreased by $29.8 million, or 6%. NPAs declined $7.3 million in 4Q 2015. New non-performing loan inflows amounted to $42.0 million compared to inflows of $50.8 million in 3Q 2015. NPAs decreased by $7.3 million to $610 million or 4.85% of assets: Results of Operations: ASSET QUALITY Q-o-Q Change in NPAs Migration Trend ($ millions) 1,639 1,551 1,506 1,239 1,233 1,208 1,184 1,138 1,119 1,066 1,008 976 683 506 498 496 522 565 560 524 564 464 473 443 150 150 163 163 172 176 188 194 213 242 251 260 256 151 147 175 154 138 130 138 136 133 137 159 159 148 95 80 55 55 55 55 55 55 48 8 8 9.5% 5.6% 5.7% 5.1% 4.8% 4.9% Loans HFI Repossessed Assets & Other NPLs HFS NPAs / Assets$1,790 $610 $716 $617 - 66% Loan4 Q3Q$% Portfolio 20152015Change ChangeResidential $169$175($6)(3%) Consumer $31 $31($1)(2%)C&I and CRE$188  $211 ($22)(11%) Construction $55$56($1)(2%) Loans HFS$8$8$01%Total NPLs$451$481($30)(6%)REO & Repo$159$137$2216%Total NPAs$610$617($7)(1%)Loan4Q3Q$%Portfolio20152015ChangeChangeResidential$20$27($7)(26%)Consumer$14$13$16%$8$10($2)(22%)$42$51($9)(17%) Commercial & Construction Total Migration

17 Key Highlights Net Charge-Offs ($ millions) 7 5 3 5 5 19 16 11 14 12 2 8 62 5 5 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 Residential Consumer Commercial Construction$22 Total net charge-offs for 3Q 2015 were $22 million, or 0.95% of average loans, compared to $24 million in 3Q 2015. Allowance coverage ratio of 2.60% as of December 31, 2015 compared to 2.46% as of September 30, 2015. The ratio of the allowance to NPLs held for investment was 54.36% as of December 31, 2015 compared to 48.44% as of September30, 2015. $27 $29 Commercial NPLs (Includes HFS) *Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs. Results of Operations: NET CHARGE-OFFS $79 $24 ProductBook ValueAccum. Charge-offsReservesNet Carrying Amount *C&I$137.1$32.6$16.571.1%Const.62.8 89.5 0.9 40.6%CRE51.3 23.7 3.8 63.4%Total$251.2$145.8$21.257.9%

Results of Operations: Fiscal 2015 Financial Highlights

1First BanCorp

($ in thousands, except per share data)

	FY 2015	FY 2014	Variance
Interest income	$ 605,569	$ 633,949	$ (28,380)
Interest expense	103,303	115,876	(12,573)
Net interest income	502,266	518,073	(15,807)
Provision for loan and lease losses	172,045	109,530	62,515
Non-interest income	77,399	68,753	8,646
Loss on investments & impairments	(16,517)	(126)	(16,391)
Gain on sale of merchant business	7,000	-	7,000
Bargain purchase gain	13,443	-	13,443
Equity in loss of unconsolidated entity	-	(7,279)	7,279
Total non-interest income	81,325	61,348	19,977
Personnel expense	150,059	135,422	14,637
Occupancy and equipment expense	59,295	58,290	1,005
Insurance and supervisory fees	29,021	39,131	(10,110)
REO expense	15,788	20,596	(4,808)
Other operating expenses	129,667	124,814	4,853
Total non-interest expense	383,830	378,253	5,577
Pre-tax income (loss)	27,716	91,638	(63,922)
Income tax (expense) benefit	(6,419)	300,649	(307,068)
Net income (loss)	**$ 21,297**	**$ 392,287**	**$ (370,990)**

Select Financial Information			
Adjusted Pre-tax, pre-provision income	$ 204,300	$ 206,958	$ (2,658)
Fully diluted EPS	$ 0.10	$ 1.87	$ (1.77)
Book value per share	$ 7.71	$ 7.68	$ 0.03
Tangible book value per share	$ 7.47	$ 7.45	$ 0.02
Common stock price	$ 3.25	$ 5.87	$ (2.62)
Net Interest Margin (GAAP)	4.15%	4.20%	(0.05%)
Efficiency ratio	65.8%	65.3%	0.49%

18

19 ($ in millions) Select Financial Information Results of Operations: NON-GAAP ADJUSTED PRE-TAX INCOME FYE 2015FYE 2014Pre-tax GAAP Income27.7$ 91.6$ Adjustments for Items not arising from normal operations & certain unusual items:Net interest income: Prepayment penalty collected- (2.5) (2.5) Provision for Loan & Lease Losses Bulk sale of loans46.9 - Qualitive factors adjustment for general allowance on government exposure19.2 - 66.1 - Non-interest income: Bargain purchase gain on Doral acquisition(13.4) - Gain on sale of merchant contracts(7.0) - OTTI adjustments15.9 - Bulk sale impact0.6 Equity in loss on unconsolidated entity- 7.3 (3.9) 7.3 Non-interest expense: Doral acquisition and conversion costs4.6 - Doral excess interim servicing costs2.4 - Voluntary early retirement program2.2 - Bulk sale related expenses1.2 Consulting fees on special projects1.3 - Costs for mortgage portfolios acquired from Doral- 1.2 Branch consolidation and restructuring- 1.0 11.7 2.2 Non-GAAP pre-tax income adjusted for items not arising from normal operation and certain unusual items101.6$ 98.6$

20 Results of Operations: CAPITAL POSITION Capital Ratios (%) Total stockholders’ equity amounted to $1.7 billion as of December 31, 2015, a decrease of $6.8 million from September 30, 2015, mainly driven by a decrease of $23.1 million in other comprehensive income mainly attributable to the $20.5 million decrease in the fair value of U.S. agency MBS and debt securities and the $5.9 million decrease in the fair value of Puerto Rico Government investment securities. This was partially offset by net income of $15.0 million. Capital Ratios (%) 20.0% 12.2% 16.9% 12.8% 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 Total Risk-Based Capital Tier-1 Leverage Tier-1 Common Tangible Common

21 Fiscal Year 2015 & Fourth Quarter Results Q & A

22 Fourth Quarter Results exhibits

Results of Operations: KEY MARGIN DRIVERS

1First BanCorp

Q4 vs. Q3 Change in Average Interest Earning Assets & Interest Bearing Liabilities

	$ Δ in Average Volume	% Δ in Average Rate	Net Interest Income Changes
Average total investments	$ 380,935	0.07%	$ 2,468
Average loans & leases:			
Residential mortgage loans	12,133	(0.06%)	(370)
Construction loans	(3,139)	(0.00%)	(31)
C&I and commercial mortgage loans	24,166	0.16%	1,875
Finance leases	(1)	(0.04%)	(23)
Consumer loans	(38,182)	0.03%	(948)
Total average loans	(5,023)	0.02%	503
Average total interest-earning assets	375,912	(0.06%)	2,971
Interest-bearing liabilities:			
Brokered CDs	(15,654)	0.07%	(369)
Other interest-bearing deposits	132,813	0.02%	(505)
Other borrowed funds	36,957	0.00%	(287)
Average total interest-bearing liabilities	249,442	0.04%	(1,544)
Increase (decrease) in net interest income *			$ 1,427

* On a tax equivalent basis and excluding valuations

23

NPLs Held for Investment - Migration

	December 31, 2015					
	Residential Mortgage	Commercial Mortgage	Commercial & Industrial	Construction	Consumer	Total
Beginning balance	**$ 174,555**	**$ 68,979**	**$ 141,855**	**$ 55,971**	**$ 31,275**	**$ 472,635**
Plus:						
Additions to non-performing	20,154	4,298	3,409	401	13,779	42,041
Less:						
Non-performing loans transferred to OREO	(8,429)	(19,407)	(519)	(456)	(1,001)	(29,812)
Non-performing loans charged-off	(3,721)	(1,874)	(3,569)	(183)	(9,255)	(18,602)
Loans returned to accrual status / collections	(13,161)	(1,142)	(4,124)	(1,098)	(4,046)	(23,571)
Transfer from Loand Held for Sale	-	81	-	-	-	81
Reclassification	(398)	398	-	-	-	0
Ending balance	**$ 169,001**	**$ 51,333**	**$ 137,051**	**$ 54,636**	**$ 30,752**	**$ 442,773**

	September 30, 2015					
	Residential Mortgage	Commercial Mortgage	Commercial & Industrial	Construction	Consumer	Total
Beginning balance	**$ 175,035**	**$ 95,088**	**$ 143,935**	**$ 16,118**	**$ 33,397**	**$ 463,573**
Plus:						
Additions to non-performing	27,392	4,530	5,756	57	13,055	50,790
Less:						
Non-performing loans transferred to OREO	(10,833)	(866)	(2,531)	(102)	-	(14,332)
Non-performing loans charged-off	(2,790)	(3,522)	(805)	(70)	(11,759)	(18,946)
Loans returned to accrual status / collections	(14,249)	(26,123)	(4,324)	(37)	(3,418)	(48,151)
Transfer from Loand Held for Sale	-		-	40,005	-	40,005
Non-performing loans sold	-	(128)	(176)	-	-	(304)
Ending balance	**$ 174,555**	**$ 68,979**	**$ 141,855**	**$ 55,971**	**$ 31,275**	**$ 472,635**

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Use of Non-GAAP Financial Measures

1First BanCorp

Basis of Presentation

Use of Non-GAAP Financial Measures

This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Tangible Common Equity Ratio and Tangible Book Value per Common Share

The tangible common equity ratio and tangible book value per common share are non-GAAP financial measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles, and other intangibles, such as the purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders' equity, total assets, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets, and any other related measures may differ from that of other companies reporting measures with similar names.

(In thousands, except ratios and per share information)	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Tangible Equity:					
Total equity - GAAP	$ 1,694,134	$ 1,700,950	$ 1,668,220	$ 1,705,750	$ 1,671,743
Preferred equity	(36,104)	(36,104)	(36,104)	(36,104)	(36,104)
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(13,319)	(14,087)	(14,854)	(15,622)	(16,389)
Core deposit intangible	(9,166)	(9,725)	(10,283)	(10,914)	(5,420)
Tangible common equity	**$ 1,607,447**	**$ 1,612,936**	**$ 1,578,881**	**$ 1,615,012**	**$ 1,585,732**
Tangible Assets:					
Total assets - GAAP	$ 12,573,019	$ 12,820,989	$ 12,578,813	$ 13,147,919	$ 12,727,835
Goodwill	(28,098)	(28,098)	(28,098)	(28,098)	(28,098)
Purchased credit card relationship	(13,319)	(14,087)	(14,854)	(15,622)	(16,389)
Core deposit intangible	(9,166)	(9,725)	(10,283)	(10,914)	(5,420)
Tangible assets	**$ 12,522,436**	**$ 12,769,079**	**$ 12,525,578**	**$ 13,093,285**	**$ 12,677,928**
Common shares outstanding	**215,089**	**214,982**	**214,694**	**213,827**	**212,985**
Tangible common equity ratio	**12.84%**	**12.63%**	**12.61%**	**12.33%**	**12.51%**
Tangible book value per common share	**$ 7.47**	**$ 7.50**	**$ 7.35**	**$ 7.55**	**$ 7.45**

25

Use of Non-GAAP Financial Measures

1 First BanCorp

Basis of Presentation
Use of Non-GAAP Financial Measures
This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.

Adjusted Pre-Tax, Pre-Provision Income
Adjusted pre-tax, pre-provision income is a non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress. Adjusted pre-tax, pre-provision income, as defined by management, represents net income (loss) excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives, equity in earnings or loss of unconsolidated entity up until the second quarter of 2014 when the value of the investment became zero as well as certain items identified as unusual, non-recurring or non-operating.

In addition, from time to time, adjusted pre-tax, pre-provision income will reflect the omission of revenue or expense items that management judges to be outside of ordinary banking activities or of items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of the Corporation's performance requires consideration also of adjusted pre-tax, pre-provision income that excludes such amounts.

Pre-Tax, Pre-Provision Income
(Dollars in thousands)

	Quarter Ended				
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014
Income (loss) before income taxes	$ 18,722	$ 19,234	$ (43,918)	$ 33,678	$ 29,454
Add: Provision for loan and lease losses	33,633	31,176	74,266	32,970	23,872
Add: Net loss on investments and impairments	3,033	231	13,097	156	172
Less: Unrealized loss (gain) on derivative instruments	5	(144)	-	-	(265)
Less: Gain on sale of merchant contracts	(7,000)	-	-	-	-
Less: Prepayment penalty collected on a commercial mortgage loan	-	-	-	-	(2,546)
Less: Bargain purchase gain on assets acquired/deposits assumed from Doral	-	-	-	(13,443)	-
Add: Non-recurring expenses for acquisition of loans/assumption of deposits from Doral	-	-	2,562	2,084	-
Add: Loss on a commercial mortgage loan held for sale and certain other real estate owned (OREO) properties included in the bulk sale of assets	-	-	802	-	-
Add: Voluntary early retirement program expenses	2,238	-	-	-	-
Add: Bulk sale of assets related expenses	-	-	918	-	-
Adjusted pre-tax, pre-provision income	$ 50,631	$ 50,497	$ 47,727	$ 55,445	$ 50,687
Change from most recent prior quarter-amount	$ 134	$ 2,770	$ (7,718)	$ 4,758	$ (63)
Change from most recent prior quarter-percentage	0.3%	5.8%	-13.9%	9.4%	-0.1%

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